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                                                                 EXHIBIT 23.4


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation included in the Registration Statement (Form S-1 No. 333-34451) and related Prospectus of Bayard Drilling Technologies, Inc. for the registration of 9,000,000 shares of its common stock.


                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP

Oklahoma City, Oklahoma
September 22, 1997